Exhibit 21.1

                              List of Subsidiaries



                                                   State of
Subsidiary                                         Incorporation     Doing Business AS
------------------------------------------         --------------    --------------------------------------------------
Homeland Security Strategies, Inc.                 Delaware          Homeland Security Strategies, Inc.
Homeland Security Strategies of
   California, Inc.                                California        Homeland Security Strategies of California, Inc.
Homeland Security Strategies of Florida, Inc       Florida           Homeland Security Strategies of Florida, Inc
CCS International, Ltd.                            Delaware          CCS International, Ltd.
Counter Spy Shop of Mayfair London, Ltd.           DC                Counter Spy Shop of Mayfair London, Ltd.
Counter Spy Shop of Mayfair London, Ltd., Inc.     Florida           Counter Spy Shop of Mayfair London, Ltd
Counter Spy Shop of Mayfair London, Ltd.           CA                Counter Spy Shop of Mayfair London, Ltd.
Spy Shop Ltd.                                      NY                Counter Spy Shop of Delaware
Security Design Group, Inc.                        NY                Security Design Group, Inc.
Homeland Security Strategies (UK), Ltd.            London, UK        Homeland Security Strategies (UK), Ltd.

                                     -112-